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                              EMPLOYMENT AGREEMENT


          THIS AGREEMENT is made on this 15th day of September, 1996 by and between Ablest Service Corp., a Delaware corporation (hereinafter referred to as the "Company"), and Britt D. Ehrhardt, an individual (hereinafter referred to as "Employee").

          In consideration of the mutual promises herein made, the parties hereto agree as follows:

          1. Employment. The Company hereby employs Employee as General Manager of the Company's Tech Resources Group, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

          2. Position, Duties. Subject to the provisions hereof, Employee shall act as General Manager of the Tech Resources Group during the term of this Agreement, and shall perform such duties and responsibilities as are customarily performed by persons acting in such capacity in similar businesses.

          The Company does not have the right to modify, increase, or decrease the duties of Employee, or assign Employee to a new or different position or capacity without Employee's consent. The Company does not have the right to assign and transfer Employee to geographic locations outside of Atlanta, Georgia.

          3. Term. Unless sooner terminated, the term of this Agreement shall commence on the date hereof and end at the close of business one (1) year from the date hereof (the "Term").

          4. Obligation of Employee. During the Term, Employee shall devote his full business time, attention and best efforts to the performance of his duties as an employee of the Company unless otherwise authorized in writing by the Board of Directors of the Company. Employee will not engage in any other occupation, employment or business activity, whether or not for gain, profit or other pecuniary advantage, unless otherwise authorized in writing by the Board of Directors of the Company; provided, however, that this provision shall not be construed to prohibit Employee from engaging in the following:

          (a) Investment of Employee's assets in any enterprise not in competition with the Company in such form or manner as will not require the rendering of any substantial services by Employee;

          (b) Ownership of not more than 5% of the capital stock of any company; or

          (c) Engaging in charitable, religious or civic activities such as serving on a school board, a church board or community fund committee.




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          5.       Salary and Expenses.  During the Term, the Company shall
pay Employee a salary at the rate of Eighty-Five Thousand Dollars ($85,000) per annum, payable in biweekly installments in accordance with the Company's normal payroll cycle. The Company shall reimburse Employee for the reasonable business-related expenses he incurs in connection with the performance of his duties hereunder, if such expense conforms with the Company's expense reimbursement policy at the time the expense was incurred or if such expense is approved by an executive officer of the Company upon submission of appropriate documented request therefor.

          6. EVA Bonus Plan and Related Stock Options. During the Term, Employee shall be entitled to participate in the Company's Economic Value Added Bonus Plan and the related leveraged stock option plan.

          7. Bonus. The Company shall pay to Employee a bonus of $37,500 prorated for the portion of 1996 that Employee is employed under this Agreement. For purposes of illustration, if Employee is employed for three months under this Agreement in 1996, the Company shall pay Employee a bonus equal to $9,375 ($37,500 x .25). Such bonus shall be paid by the Company to Employee no later than January 31, 1997. Except as aforesaid, Company shall have no obligation to pay Employee a bonus during the Term except as otherwise provided in any EVA bonus plan that Employee participates in during 1997.

          8. Benefits. Employee shall receive medical and other fringe benefits now or hereafter generally offered by the Company to its employees. Such fringe benefits shall include, but will not be limited to, coverage under such life, medical and disability insurance plans, pension or profit sharing plan and other qualified and non-qualified employee benefit plans covering employees of the Company as are maintained by the Company and three weeks of paid vacation during the Term at such time as is reasonably selected by Employee and as is approved by an executive officer of the Company.

          9. Termination. The Company may, upon notice, terminate the employment relationship created by this Agreement for good cause, which shall be deemed to mean:

                   (i) Failure of Employee to comply, within five (5) business days of delivery by the Company of written notice of the failure by Employee to comply, with the written operating policies of the Company or the reasonable directions of the Board of Directors of the Company;

                  (ii) Commission by Employee of any act of bankruptcy, embezzlement, or theft; or

                 (iii) Discontinuance of the Company's business or the institution of bankruptcy, reorganization or other proceedings by creditors by or against the Company,





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          because of its insolvency.

                Upon termination of this Agreement, Employee will be entitled to no further compensation except that any compensation under this Agreement which is accrued and unpaid prior to termination, including any bonus accrued in accordance with the applicable bonus plan through the date of termination, any reimbursable expenses, and any accrued and unpaid benefits (including any benefits under any severance plan for employees of the Company generally in effect at the time of such termination), will be paid by the Company to Employee thirty (30) days after such termination or in accordance with the applicable bonus or benefit plan so long as such termination is not for embezzlement or theft (in which event Employee shall forfeit all of such unpaid amounts). Employee will have the right to assume the rights and obligations under any disability insurance policy and life insurance policy covering him if such policy is assignable by the Company without any third-party consent.

                 10. Death; Disability. The Term shall terminate upon the death of Employee, and the Company shall have no further obligation to him hereunder except for amounts payable by the Company to him in respect of periods prior to his death. In the event of Employee's inability to fully perform his duties hereunder as a result of any physical or mental disability (medically or psychiatrically certified as such), as the case may be, he shall be paid full salary and continue to receive all benefits hereunder during the remainder of the Term, except to the extent that long-term disability benefits of the Company are available to Employee.

                 11. Binding Effect; Waiver. This Agreement shall be binding upon and shall inure to the benefit of the Company and Employee. Neither this Agreement nor the interest of either party herein shall be assigned or transferred by such party without the prior written consent of the other party. The waiver by either of the parties of any breach of any provision hereof shall not constitute a waiver by such party of any other succeeding breach of any provision hereof.

                 12. Governing Law. This Agreement shall be governed, construed and interpreted under and in accordance with the laws of the State of Georgia.

                 13. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and no amendment hereof shall be deemed valid unless in writing and signed by the parties hereto.

                 14. Interpretation and Construction. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement. In the event that any provision of this Agreement shall be deemed to





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be severed from this Agreement, every other provision of this Agreement shall remain in full force and effect.

                 IN WITNESS WHEREOF, the Company and Employee have executed multiple copies of this Agreement on the date first above written.

                                    ABLEST SERVICE CORP.


                                    By: /s/ W. David Foster
                                       -----------------------------

                                        Title:  President
                                              ----------------------

                                    EMPLOYEE:

                                    /s/ Britt D. Ehrhardt
                                    --------------------------------
                                    BRITT D. EHRHARDT





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